Exhibit 24(b)4(d) RIDER Contract Number: A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider provides guaranteed lifetime withdrawal benefits as described in Section 2.

We include this rider as part of this contract in return for the Application and the deduction of the GLWB Charge (see Section 10) from the Accumulated Value. If any provisions of this rider are in conflict with the terms of the base contract, the provisions of this rider will control. The base contract is the contract excluding any attached riders, amendments, or endorsements.

1. DEFINITIONS

Covered Persons. The persons upon whose life the benefits of this rider are based. The Covered Persons are shown on page 5-GLWB. See Section 7.

GLWB.  Guaranteed Lifetime Withdrawal Benefit.

GLWB Benefit Base.  See Section 5.

GLWB Benefit Base Credit.    See Section 5.1.

GLWB Benefit Base Guaranteed Minimum.  See Section 5.2.

GLWB Calculation Date.  The date on which we determine the initial Guaranteed Annual Withdrawal Amount. (See Section 3.) It is the earliest of the following dates:

1)

The date that you take the first Partial Surrender from this contract. (See Section 8.3 in the base contract.) That Partial Surrender is included in the Guaranteed Annual Withdrawal Amount for the Contract Year in which the surrender is taken.

2)	The date that the Accumulated Value is reduced to zero, when that reduction in Accumulated Value is not the result of a surrender.

3)	The Maximum Annuity Date.

The GLWB Calculation Date cannot be deferred to a date later than as described above.

Starting on the GLWB Calculation Date, Minimum Accumulated Value (Section 5.7 and 8.3(3) in the base contract) does not apply.

GLWB Charge.  See Section 10.

GLWB Excess Surrender.  See Section 6.

Guaranteed Annual Withdrawal Amount.  See Section 3.

Guarantee Date.  See Section 5.2. The Guarantee Date for this rider is shown on page 5-GLWB.

Required Minimum Distribution.  If this contract was not issued as a Qualified Plan, the Required Minimum Distribution is zero. Otherwise, we determine the Required Minimum Distribution as follows:

1)	For the calendar year that includes the Date of Issue, the Required Minimum Distribution is zero.

2)

For each subsequent calendar year, the Required Minimum Distribution is the amount for that year, if any, that we determine for this contract according to Section 401(a)(9) of the Internal Revenue Code. We determine this amount as if this contract is your only Qualified Plan.

Rider Date of Issue:  See page 5-GLWB.

Rider Quarterly Anniversary.  A date that is a multiple of three months following the Rider Date of Issue, and on the same day of the month as the Rider Date of Issue.

Step Up. See Section 5.

2. THE BENEFIT. While this rider is in force, no Surrender Charge will apply to Partial Surrenders as long as the total amount surrendered in a Contract Year is less than or equal to the Guaranteed Annual Withdrawal Amount for that Contract Year. (See Section 3.) In any Contract Year, if you surrender less than the Guaranteed Annual Withdrawal Amount, the amount not surrendered will not be applied to increase the Guaranteed Annual Withdrawal Amount in subsequent years.

Partial Surrenders that do not exceed the Guaranteed Annual Withdrawal Amount for that Contract year will not decrease the GLWB Benefit Base. (See Section 5.)

Partial Surrenders will decrease the Accumulated Value.

If the Accumulated Value is reduced to zero and the GLWB Benefit Base is not zero, we will pay you the Guaranteed Annual Withdrawal Amount each year while at least one Covered Person is living. Those Guaranteed Annual Withdrawal Amounts will be paid under a settlement agreement that we will issue.

3. GUARANTEED ANNUAL WITHDRAWAL AMOUNT. This rider will have a Guaranteed Annual Withdrawal Amount while at least one Covered Person is living, provided that the rider has not otherwise terminated (see Section 12 TERMINATION).

The initial Guaranteed Annual Withdrawal Amount is determined on the GLWB Calculation Date as:

1)	The Withdrawal Percentage (see Section 4);

Multiplied by

2)	The GLWB Benefit Base (see Section 5) on that date.

On each Contract Anniversary thereafter while this rider is in force, the Guaranteed Annual Withdrawal Amount will be redetermined as:

1)	The Withdrawal Percentage (see Section 4);

Multiplied by

2)	The GLWB Benefit Base (see Section 5) on that Contract Anniversary.

4. WITHDRAWAL PERCENTAGE. The Withdrawal Percentage for this rider is set on the GLWB Calculation Date using the Contract Age of the younger Covered Person on that date. See the Withdrawal Percentage table on page 5-GLWB.

Once that Withdrawal Percentage is set on the GLWB Calculation Date, it cannot change.

5. GLWB BENEFIT BASE. On the Rider Date of Issue, the GLWB Benefit Base is equal to the Initial Premium.

Thereafter, GLWB Benefit Base will be adjusted as described below, not to exceed the Maximum GLWB Benefit Base shown on page 5-GLWB.

1)	When a premium is allocated under this contract (see Section 4.2 in the base contract), the GLWB Benefit Base is increased by the amount of that premium.

2)	At each Contract Anniversary, the GLWB Benefit Base will be increased as in (a) and (b) below, in the respective order shown.

a)	The GLWB Benefit Base will be increased by any Credit Amount applicable for that Contract Anniversary. (See Section 5.1.)

b)	The resulting GLWB Benefit Base is compared to the Accumulated Value.

(i)	Step Up: If the GLWB Benefit Base is less than that Accumulated Value, the GLWB Benefit Base will Step Up to equal the Accumulated Value.

(ii)	If the GLWB Benefit Base is not less than the Accumulated Value, no Step Up will be made.

3)	On the Guarantee Date shown on page 5-GLWB, we will make any adjustment to the GLWB Benefit Base pursuant to Section 5.2 GLWB Benefit Base Guaranteed Minimum.

4)	As of any day that you have made a GLWB Excess Surrender, the GLWB Benefit Base is decreased as described in Section 6.

The GLWB Benefit Base is used only for calculating benefits and the GLWB Charge. It cannot be taken as a Full or Partial Surrender (see Section 8.2 and 8.3 in the base contract), and it is not payable as part of Death Proceeds.

5.1 GLWB BENEFIT BASE CREDIT. The GLWB Benefit Base will be increased by the Credit Amount on each Contract Anniversary during a Credit Period if no surrender was made during the immediately prior Contract Year.

Credit Amount. The Credit Amount is calculated as the Credit Base multiplied by the Credit Percentage shown on page 5-GLWB.

The initial Credit Amount is calculated at the beginning of the first Credit Period. A new Credit Amount is calculated at the beginning of any new Credit Period.

Credit Base. On the Rider Date of Issue, the Credit Base equals the Initial Premium. Thereafter, the Credit Base is increased and decreased as follows:

1)	Credit Base increase.

a)	If additional premium is allocated under this contract, the Credit Base is increased by the amount of that premium. That new Credit Base is used starting on the next Contract Anniversary.

b)

If the GLWB Benefit Base increases due to Step Up (see Section 5(2)), the Credit Base is increased to equal the GLWB Benefit Base. That new Credit Base is used starting on the Contract Anniversary one year following the Step Up.

2)	Credit Base decrease.

a)	If the GLWB Benefit Base decreases as a result of a GLWB Excess Surrender (see Section 6), the Credit Base is decreased by the ratio of:

i)	The amount of the GLWB Excess Surrender:

Divided by

ii)	The Accumulated Value prior to the surrender less the amount of the Partial Surrender that is not a GLWB Excess Surrender.

That new Credit Base is used starting on the next Contract Anniversary.

Credit Period. The first Credit Period begins on the Date of Issue. Thereafter, a new Credit Period begins on any Contract Anniversary on which a GLWB Benefit Base Step Up (see ((1)(b) above) causes the Credit Base to increase.

The last Credit Period ends on the earliest of the following dates:

1)	The date that a surrender or charge reduces the Accumulated Value to zero.

2)

The later of the 10th Contract Anniversary after the Rider Date of Issue and the Contract Anniversary 10 years after the latest Contract Anniversary on which a GLWB Benefit Base increase due to Step Up (see (1)(b) above) caused the Credit Base to increase.

3)	The Contract Anniversary when the older Covered Person reaches Contract Age 80.

If the last Credit Period ends as in (2) and (3) immediately above, a Credit Amount will be added to the GLWB Benefit Base on the Contract Anniversary on which the Credit Period ended.

Any GLWB Benefit Base Credit or any increase to the Credit Base does not increase the Accumulated Value of this contract, cannot be taken as a Full or Partial Surrender (see Section 8.2 and 8.3 in the base contract), and is not payable as part of Death Proceeds.

5.2 GLWB BENEFIT BASE GUARANTEED MINIMUM.  The GLWB Benefit Base on the Guarantee Date will not be less than the GLWB Benefit Base Guaranteed Minimum if none of the following has occurred prior to that date:

1)	A partial surrender has been made.

2)	The Accumulated Value has been reduced to zero.

The Guarantee Date is shown on page 5-GLWB.

The GLWB Benefit Base Guaranteed Minimum is calculated using the premium amounts allocated under this contract. It is calculated as the sum of the following:

1)	For premium allocated in the first Contract Year:

a)	That premium

Multiplied by

b)	The factor for premium allocated in the first Contract Year (see page 5-GLWB).

2)	For premium allocated in subsequent Contract Years and no later than one day before the Guarantee Date:

a)	That premium

Multiplied by

b)	The factor for premium allocated in the subsequent Contract Years (see page 5-GLWB).

Section 4.2 in the base contract describes when premiums are allocated.

On the Guarantee Date, after all other adjustments to the GLWB Benefit Base on that Contract Anniversary (see Section 5(2)), we will compare the GLWB Benefit Base to the GLWB Benefit Base Guaranteed Minimum.

1)	If the GLWB Benefit Base is less than the GLWB Benefit Base Guaranteed Minimum, the GLWB Benefit Base will be adjusted to equal the GLWB Benefit Base Guaranteed Minimum.

2)	if the GLWB Benefit Base is not less than the GLWB Benefit Base Guaranteed Minimum, no further adjustment will be made to the GLWB Benefit Base.

Any benefit under this Section 5.2 ceases following the Guarantee Date.

The GLWB Benefit Base Guaranteed Minimum does not increase the Accumulated Value of this contract, cannot be taken as a Full or Partial Surrender (see Section 8.2 and 8.3 in the base contract), and is not payable as part of Death Proceeds.

6. GLWB EXCESS SURRENDER.  You have made a GLWB Excess Surrender on any day in a Contract Year that you make a Partial Surrender and the sum of Partial Surrenders taken in that Contract Year exceeds the Guaranteed Annual Withdrawal Amount, except if the Partial Surrender made meets the Required Minimum Distribution Exception in Section 6.1.

The amount of the GLWB Excess Surrender is the sum of the Partial Surrenders taken in that Contract Year less the Guaranteed Annual Withdrawal Amount. If you take a GLWB Excess Surrender in a Contract Year, then the amount of any subsequent Partial Surrender you take in that Contract Year will also be a GLWB Excess Surrender.

A GLWB Excess Surrender reduces the GLWB Benefit Base. As of any day that you have made a GLWB Excess Surrender, the GLWB Benefit Base (see Section 5) is decreased by the ratio of:

1)	The amount of the GLWB Excess Surrender;

Divided by

2)	The Accumulated Value prior to the surrender less the amount of the Partial Surrender that is not a GLWB Excess Surrender.

You may surrender without a Surrender Charge the amounts described in Section 8.4(2)(a) and 8.4(2)(b) in the base contract. However, if the amounts surrendered are in excess of the Guaranteed Annual Withdrawal Amount and not eligible for the Required Minimum Distribution Exception (see Section 6.1), they are GLWB Excess Surrenders and will impact the GLWB Benefit Base as described above.

A GLWB Excess Surrender may reduce the GLWB Benefit Base and the Guaranteed Annual Withdrawal Amount by more than the amount of the GLWB Excess Surrender.

6.1 REQUIRED MINIMUM DISTRIBUTION EXCEPTION.  If a Required Minimum Distribution is greater than the Guaranteed Annual Withdrawal Amount, you may take Partial Surrenders up to the Required Minimum Distribution amount as determined below without it being considered a GLWB Excess Surrender.

The cumulative Partial Surrenders that may be taken in a Contract Year without being considered a GLWB Excess Surrender are the greater of the following:

1)	During the portion of a Contract Year from the Contract Anniversary to the end of the calendar year that includes that Contract Anniversary:

a)

You may make cumulative Partial Surrenders up to the Required Minimum Distribution Amount for the calendar year that includes that Contract Anniversary without having them considered as a GLWB Excess Surrender.

b)	Any Partial Surrenders in excess of the amount in (a) above and the Guaranteed Annual Withdrawal Amount will be considered as a GLWB Excess Surrender.

2)	During the portion of a Contract Year from the first day of the subsequent calendar year to the end of that Contract Year:

a)

If you did not make cumulative Partial Surrenders up to the Required Minimum Distribution Amount as in (1)(a) above, you may make cumulative Partial Surrenders up to the greatest of the following without having them considered as a GLWB Excess Surrender.:

i)	The Required Minimum Distribution for that prior calendar year.

ii)	The Required Minimum Distribution for the subsequent calendar year.

b)	If you made cumulative Partial Surrenders in the prior calendar year as in (1)(a) and (1)(b) above, any Partial Surrenders made will be considered a GLWB Excess Surrender.

7. COVERED PERSONS.  At the Rider Date of Issue, each Covered Person will be the other Covered Person’s sole primary beneficiary. That beneficiary designation cannot be changed except as described in Section 7.3.

Covered Persons cannot be changed except that the surviving Covered Person will continue as the sole Covered Person as described in Sections 7.1 and 7.2.

7.1 DEATH OF A COVERED PERSON BEFORE THE GLWB CALCULATION DATE.  If a Covered Person dies before the GLWB Calculation Date, this rider unchanged, except that:

1)	The surviving Covered Person becomes the sole Covered Person; and

2)	The age of the surviving Covered Person is deemed to be the age of the younger Covered Person used to set the Withdrawal Percentage on the GLWB Calculation Date. (See Section 4.)

7.2 DEATH OF A COVERED PERSON BEFORE THE MAXIMUM ANNUITY DATE.  At the death of the first Covered Person to die before the Maximum Annuity Date:

1)	If the deceased Covered Person is an Owner of this contract:

a)

If Spousal Continuation (see Section 9.5 in the base contract) has been elected, this rider and its benefits continue unchanged, except that the surviving Covered Person becomes the sole Covered Person.

b)

If Spousal Continuation has not been elected, Death Proceeds will be paid (see Section 9 in the base contract) and will be calculated using the GLWB Death Benefit (Section 8 in this rider). All other benefits provided by this rider cease.

If the deceased Covered Person is not an Owner of this contract, this rider and its benefits continue unchanged, except that the surviving Covered Person becomes the sole Covered Person.

If this rider and its benefits continued as in 7.2(1)(a) or 7.2(2) above, at the death of the second Covered Person to die before the Maximum Annuity Date, Death Proceeds will be paid (see Section 9 in the base contract) and will be calculated using the GLWB Death Benefit (Section 8 in this rider). All other benefits provided by this rider cease.

7.3 DIVORCE OF COVERED PERSONS BEFORE THE MAXIMUM ANNUITY DATE.  If Covered Persons divorce, they continue as Covered Persons and this rider and its benefits continue unchanged, except:

1)	The beneficiary designation may be changed. (See Section 10 in the base contract.)

2)	Spousal Continuation is not available. (See Section 9.5 in the base contract.)

8. GLWB DEATH BENEFIT.  In Section 9.2 of the base contract, the second paragraph and its numbered list are replaced with the following:

The amount of Death Proceeds is the greatest of the following:

1)	The Accumulated Value.

2)	The Standard Death Benefit (see Section 9.3).

3)	The GLWB Death Benefit.

The GLWB Death Benefit on any day is equal to the adjusted sum of premiums determined as follows:

1)	As of the day a premium is allocated to this contract, the sum is increased by the amount of that premium.

2)	As of the day that a Partial Surrender is made that is not a GLWB Excess Surrender, the sum is decreased by the amount of the Partial Surrender.

3)

As of the day that you have made a GLWB Excess Surrender (see Section 6), the sum is first decreased by the amount of the Partial Surrender that is not a GLWB Excess Surrender, and then is decreased by the ratio of:

a)	The amount of the GLWB Excess Surrender;

Divided by

b)	The Accumulated Value prior to the surrender less the amount of the Partial Surrender that is not a GLWB Excess Surrender.

If this contract is continued under Spousal Continuation (see Section 9.5 in the base contract), then on any date on or after the Continuation Date, the adjusted sum of premiums will be determined using only premiums paid and Partial Surrenders taken on or after the Continuation Date. The Accumulated Value on the Continuation Date will be deemed a premium paid on that date for the purposes of this provision.

9. GLWB REQUIREMENTS.

1)

Premiums and Accumulated Value must be allocated or transferred to the Fixed Account or to subaccounts of the Variable Account using the allowed allocation percentages for the Allocation Groups listed on page 5-GLWB.

We may reassign subaccounts or the Fixed Account to different Allocation Groups after the Rider Date of Issue, and we may eliminate subaccounts or the Fixed Account from the Allocation Groups. Any such changes will be communicated to you in writing.

2)	Initial allocation targets.

a)

In the application, you selected initial allocation targets within those Allocation Ranges. Premiums are allocated according to the initial allocation targets. The Initial Premium is allocated on the Rider Date of Issue according to the initial allocation targets. All other premiums are allocated at the end of the Valuation Period during which we receive them.

b)

On each Rider Quarterly Anniversary, after all other transactions and allocations to or from the subaccounts, the Accumulated Value will be automatically rebalanced according to the initial allocation targets you selected. The rebalancing will occur at the end of the Valuation Period during which the Rider Quarterly Anniversary occurs.

If a Rider Quarterly Anniversary is a day that doesn’t exist in that month, for purposes of rebalancing, that Rider Quarterly Anniversary will be considered to be the latest existing day in that month that is prior to that Rider Quarterly Anniversary.

3)	New allocation targets.

a)	While this rider is in force, you may select new allocation targets within those Allocation Ranges. You choose new allocation targets by giving Notice.

b)

At the end of the Valuation Period during which we receive Notice, we will reallocate the Accumulated Value according to the new allocation targets. This reallocation according to the new allocation targets is considered a transfer. (See Section 5.2(5) in the base contract.)

c)

Any additional premium payments allocated after the Valuation Period during which we receive Notice will allocated at the end of the Valuation Period during which we receive them according to the new allocation targets.

d)

On each subsequent Rider Quarterly Anniversary, after all other transactions and allocations to or from the subaccounts, the Accumulated Value will be automatically rebalanced according to the new allocation targets. The rebalancing will occur at the end of the Valuation Period during which the Rider Quarterly Anniversary occurs.

If a Rider Quarterly Anniversary is a day that doesn’t exist in that month, for purposes of rebalancing, that Rider Quarterly Anniversary will be considered to be the latest existing day in that month that is prior to that Rider Quarterly Anniversary.

4)	If we reassign subaccounts or the Fixed Account to different Allocation Groups after the Rider Date of Issue, we will reallocate the Accumulated Value according to Section 9(3)(d) above.

If we eliminate subaccounts or the Fixed Account from the Allocation Groups, we will reallocate the Accumulated Value on the effective date that the subaccount or the Fixed Account was eliminated. Thereafter, we will reallocate the Accumulated Value according to Section 9(3)(d) above.

5)	Automatic transfers under Section 5.3 and Section 5.4 in this contract are not permitted.

10. GLWB CHARGE.  The GLWB Charge is the charge for this rider. It will be calculated as:

1)	The GLWB Benefit Base;

Multiplied by

2)	The GLWB Charge Rate divided by four.

The GLWB Benefit Base in (1) above includes any changes to the GLWB Benefit Base that occur before and on that Rider Quarterly Anniversary. If a Rider Quarterly Anniversary is a day that doesn’t exist in that month, for purposes of calculating the GLWB Charge, that Rider Quarterly Anniversary will be considered to be the latest existing day in that month that is prior to that Rider Quarterly Anniversary.

We may change the GLWB Charge Rate in (2) above at any time. It will never exceed the Maximum GLWB Charge Rate shown on page 5-GLWB. The GLWB Charge Rate above includes any changes to the GLWB Charge Rate that occur before and on that Rider Quarterly Anniversary.

The first GLWB Charge will be deducted on the first Rider Quarterly Anniversary for the three-month period that started on the Rider Date of Issue. Thereafter, the GLWB Charge for each three-month period will be deducted on the Rider Quarterly Anniversary immediately after that three-month period. If a Rider Quarterly Anniversary falls on a day that doesn’t exist in that month, the GLWB Charge will be deducted on the next available day.

The GLWB Charge will be deducted:

1)	From the accumulated values for this contract in the subaccounts;

2)	On a pro rata basis according to the ratio for this contract of the accumulated value in each subaccount to the sum of the accumulated values in the subaccounts.

If accumulated values for this contract in the subaccounts are depleted by the GLWB Charge, any remaining GLWB Charge will be taken from the accumulated value for this contract in the Fixed Account.

At rider termination (see Section 12), the GLWB Charge will be deducted for the final three-month period or portion thereof that the rider was in force. If rider termination occurs less than three months after the most recent Rider Quarterly Anniversary, the final GLWB Charge will be adjusted proportionately to reflect the time period that the rider was in force. The final GLWB Charge will be deducted immediately on the rider termination date. Thereafter, the GLWB Charge will cease.

11. ANNUAL REPORT.  This contract’s annual report (see Section 2.10 in the base contract) will include the following information:

1)	The current GLWB Benefit Base.

2)	The current Guaranteed Annual Withdrawal Amount.

12. TERMINATION.  This rider will terminate on the earliest of the following dates:

1)	The date this contract terminates.

2)

The date we receive due proof of the death of the first Covered Person to die if the deceased Covered Person is an Owner of this contract and Spousal Continuation (see Section 9.5 in the base contract has not been elected.

3)	The date we receive due proof of the death of the second Covered Person to die.

4)	The date that the GLWB Benefit Base is reduced to zero.

5)	The date at least two years after the Rider Date of Issue that we receive your Notice to cancel this rider.

6)	The date you elect to receive proceeds from a Full Surrender under a settlement option. (See Section 13.3a in the base contract.)

7)	The Maximum Annuity Date.

13. ADDITIONAL PLAN OF SETTLEMENT.  If this rider terminates on the Maximum Annuity Date as in 12(6) above, in addition to the plans of settlement in Section 13.2 in the base contract, the following option will be available beginning on the Maximum Annuity Date. If you elect this option, income will be paid only under this settlement option.

Guaranteed Annual Withdrawal Amount Settlement Option.  We will pay you the Guaranteed Annual Withdrawal Amount each year while at least one Covered Person is living. Those Guaranteed Annual Withdrawal Amounts will be paid under a settlement agreement that we will issue.

Signed for the Society
President
Secretary

Rider Date of Issue: JULY 1, 2020	Contract: A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Form: ICC20 WR-ZH-GLWB

COVERED PERSON:        John Doe

COVERED PERSON:        Jane Doe

Withdrawal Percentage (Section 4):

Age of the younger Covered Person on the GLWB Calculation Date	Percentage
50-59	3.0%
60-64	3.5%
65-69	4.5%
70-74	5.0%
75+	5.5%

Maximum GLWB Benefit Base (Section 5):	$10,000,000

Credit Percentage (Section 5.1):	6%

GLWB BENEFIT BASE GUARANTEED MINIMUM (SECTION 5.2)

Guarantee Date:	JULY 1, 2032

Factor for premium allocated in the first Contract Year	100%

Factor for premium allocated in subsequent Contract Years	100%

Allocation and Auto-Rebalancing Ranges (Section 9)

Allocation Groups*	Minimum %	Maximum %
Group 1	0%	10%
Group 2	20%	90%
Group 3	0%	70%
Group 4	0%	40%
Group 5	0%	10%

* See page 5A-GLWB for subaccount and Fixed Account assignments to Allocation Groups as of the Rider Date of Issue. Any updates after the Rider Date of Issue will be shown in the prospectus..

Maximum GLWB Charge Rate (Section 10):	2.50%

The GLWB Charge Rate is not guaranteed. We may change the GLWB Charge Rate at any time. It will never exceed the Maximum GLWB Charge Rate shown above.

ICC20 WR-ZH-GLWB-RS	Page 5-GLWB

Rider Date of Issue: JULY 1, 2020	Contract: A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Form: ICC20 WR-ZH-GLWB

COVERED PERSON:        John Doe

COVERED PERSON:        Jane Doe

GLWB GROUPS AND ALLOCATION PERCENTAGES AMONG

THE FIXED ACCOUNT AND SUBACCOUNTS OF THE VARIABLE ACCOUNT

Subaccount Classifications	Required Allocation Percentages	Allocation Options

Group 1	0%-10%	Thrivent Fixed Account

Group 2	20%-90%

BlackRock Total Return V.I.

Eaton Vance VT Floating Rate Income

Goldman Sachs VIT Core Fixed Income

John Hancock VIT Core Bond Trust

John Hancock VIT Strategic Income Opportunities Trust

PIMCO VIT Global Bond Opportunities (Unhedged)

PIMCO VIT Long-Term U.S. Government

PIMCO VIT Real Return

Templeton Global Bond VIP

Thrivent Government Bond

Thrivent High Yield

Thrivent Income

Thrivent Limited Maturity Bond

Thrivent Money Market

Group 3	0%-70%

American Funds IS® Global Growth

American Funds IS® Growth-Income

American Funds IS® International Growth and Income

American Funds IS® International

Fidelity® VIP International Capital Appreciation

Fidelity® VIP Value

Janus Henderson VIT Enterprise

Janus Henderson VIT Forty

MFS® Variable Insurance Trust II – MFS® Core Equity

MFS® Variable Insurance Trust III– MFS® Mid Cap Value

MFS® Variable Insurance Trust – MFS® Value Series

Principal Capital Appreciation

Principal VC Equity Income

Putnam International Value

Putnam VT Research

ICC20 WR-ZH-GLWB-RS	Page 5-GLWB

Rider Date of Issue: JULY 1, 2020	Contract: A1234567

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Form: ICC20 WR-ZH-GLWB

COVERED PERSON:        John Doe

COVERED PERSON:        Jane Doe

GLWB GROUPS AND ALLOCATION PERCENTAGES AMONG

THE FIXED ACCOUNT AND SUBACCOUNTS OF THE VARIABLE ACCOUNT continued

Subaccount Classifications	Required Allocation Percentages	Allocation Options

Group 3	0%-70%

Thrivent Aggressive Allocation

Thrivent All Cap

Thrivent Balanced Income Plus

Thrivent Diversified Income Plus

Thrivent ESG Index

Thrivent Global Stock

Thrivent International Allocation

Thrivent International Index

Thrivent Large Cap Growth

Thrivent Large Cap Index

Thrivent Large Cap Value

Thrivent Low Volatility Equity

Thrivent Mid Cap Growth

Thrivent Mid Cap Index

Thrivent Mid Cap Stock

Thrivent Mid Cap Value

Thrivent Moderate Allocation

Thrivent Moderately Aggressive Allocation

Thrivent Moderately Conservative Allocation

Thrivent Multidimensional Income

Thrivent Opportunity Income Plus

Group 4	0%-40%

Franklin Small Cap Value VIP

Goldman Sachs VIT Small Cap Equity Insights

John Hancock VIT International Small Company Trust

MFS® Variable Insurance Trust – MFS® New Discovery

Thrivent Small Cap Growth

Thrivent Small Cap Index

Thrivent Small Cap Stock

Group 5	0%-10%

Fidelity® VIP Emerging Markets

Fidelity® VIP Energy

MFS® Variable Insurance Trust III – MFS® Global Real Estate

MFS® Variable Insurance Trust II – MFS® Technology

PIMCO VIT Emerging Markets Bond

Thrivent Partner Emerging Markets Equity

Thrivent Partner Healthcare

Thrivent Real Estate Securities

ICC20 WR-ZH-GLWB-RS	Page 5A-GLWB continued